Exhibit 99.2

Press Release                                     Source: Avalon Oil & Gas, Inc.

Avalon Oil & Gas Provides Operational Update for Upshur County, Texas Property Thursday January 11, 10:00 am ET

MINNEAPOLIS--(BUSINESS WIRE)--Avalon Oil & Gas, Inc., (OTCBB:AOGS - News) has begun conducting optimization activities in conjunction with its partners in the New Diana property located in Upshur County, Texas. Avalon recently announced the acquisition of a 10% working interest in this property consisting of 13 wellbores, including producing oil wells, salt water disposal wells and shut-in or marginally producing wells. Subsequent to the acquisition, planned plugging activities have been successfully completed on two inactive wells. Avalon and its partners have commenced evaluation of the remaining wells in the field, and anticipate developing plans for one or more workovers to enhance production from currently inactive or marginally producing wells. Work has also been completed on the salt water disposal pumps and controls that have resulted in enhanced runtime and efficiency of the salt water disposal system. "We are very excited about one work-over location, and feel that a successful re-completion of this inactive well will significantly increase production from the current thirty barrels of oil (30 BOPD)", said Avalon CEO, Kent Rodriguez.

About Avalon Oil & Gas, Inc.

Avalon Oil & Gas, Inc. is an oil and gas company engaged in the acquisition of oil and gas producing properties with multiple enhancement opportunities.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION, please visit the company's website at www.avalonoilinc.com, or contact:

Avalon Oil & Gas, Inc., Minneapolis Kent Rodriguez, 952-746-9655 Fax
952-746-5216

Contact:
Avalon Oil & Gas, Inc.
Kent Rodriguez, 952-746-9655
Fax: 952-746-5216

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Source: Avalon Oil & Gas, Inc.